Exhibit 31.1

Form 52-109F2 – Certification of Interim Filings

I, Jason W. Cohenour, Chief Executive Officer of Sierra Wireless, Inc., certify that:

1.                                      I have reviewed the interim financial report and interim MD&A (together, the “interim filings”) of Sierra Wireless, Inc. (the “issuer”) for the interim period ended June 30, 2012.

2.                                      Based on my knowledge, having exercised reasonable diligence, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings.

3.                                      Based on my knowledge, having exercised reasonable diligence, the interim financial report together with the other financial information included in the interim filings fairly present in all material respects the financial condition, financial performance and cash flows of the issuer, as of the date and for the periods presented in the interim filings.

4.                                      The issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting, as those terms are defined under National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings, for the issuer.

5.                                      Subject to the limitations, if any, described in paragraphs 5.2 and 5.3, the issuer’s other certifying officer and I have, as at the end of the period covered by the interim filings

(a)                                 designed such disclosure controls and procedures, or caused them to be designed under our supervision, to provide reasonable assurance that

i                     material information relating to the issuer, is made known to us by others, particularly during the period in which the interim filings are being prepared; and

ii                  information required to be disclosed by the issuer in its annual filings, interim filings or other reports filed or submitted by it under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

(b)                                 designed such internal control over financial reporting, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer’s GAAP.

5.1                               The control framework the issuer’s other certifying officer and I used to design the issuer’s internal control over financial reporting is the Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

5.2                               N/A

5.3                               N/A

6.                                      The issuer has disclosed in the interim MD&A any change in the issuer’s internal control over financial reporting that occurred during the period beginning April 1, 2012 and ended on June 30, 2012 that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting.

Date: August 8, 2012

/s/ Jason W. Cohenour
Jason W. Cohenour
President and Chief Executive Officer